UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   May 23, 2007

Startech Environmental Corporation
(Exact Name of Registrant as Specified in Charter)

Colorado	0-25312	84-128657
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

88 Danbury Road, Suite 2A Wilton, CT 06897 (Address of Principal Executive Offices) (Zip Code)

(203) 762-2499
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 is being filed by the Registrant solely to file revisions to the redacted version of the Purchase Agreement filed as Exhibit 10.1 to the original Current Report on Form 8-K dated May 23, 2007 for which the Registrant is seeking confidential treatment.

Item 1.01. Entry into a Material Definitive Agreement.

On May 10, 2007, Startech Environmental Corporation (the “Company”) entered into a Purchase Agreement (the “Agreement”) with Envirosafe Industrial Services Corporation (the “Customer”), whereby the Company sold to the Customer two 10 Ton Per Day (“TPD”) (rated capacity) and one 5 TPD (rated capacity) Plasma Converter Systems (“PCS”) to process various solid, liquid and gaseous feeds including hazardous waste.  The total purchase price for the PCSs is $19,275,000.

On May 23, 2007, the Company received a down payment in the amount of $1,927,500, or 10% of the purchase price.  The remainder of the purchase price will be paid in installments, the last of which will be made upon the issuance of a certificate of completion once the installation of the PCS has been completed.  All amounts, other than the down payment, not paid by Customer within 30 days after such amounts become due and payable to the Company shall bear interest at the lesser of 2% per month or the maximum rate of interest allowed by applicable law.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference to such Exhibit.  The foregoing description of the Agreement is qualified in its entirety by reference to such Exhibit.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, entered into on May 10, 2007, between the Company and Envirosafe Industrial Services Corporation. *

* Portions omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2008

                STARTECH ENVIRONMENTAL CORPORATION

                                                                                           By: /s/ Peter J. Scanlon
                               Name: Peter J. Scanlon
                                               Title:   Chief Financial Officer